UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

i2 Telecom International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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i2 TELECOM INTERNATIONAL, INC.

301 Yamato Road, Suite 2112

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 3, 2004

To the Shareholders of i2 Telecom International, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) of i2 Telecom International, Inc., a Washington corporation formerly known as Digital Data Networks, Inc. (the “Company”), will be held at 10:00 a.m., local time, on Thursday, June 3, 2004, at the Embassy Suites Hotel, located at 661 N.W. 53rd Street, Boca Raton, Florida 33487, for the purpose of considering and voting upon the following matters:

(1)	to elect a board of six directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified;

(2)	to approve an amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of the Company’s common stock, no par value per share (the “Common Stock”), from 10,000,000 to 100,000,000 and to increase the number of authorized shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), from 1,000,000 to 5,000,000;

(3)	to approve and adopt the Company’s 2004 Stock Incentive Plan;

(4)	to ratify the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the independent auditors of the Company for the year ending December 31, 2004; and

(5)	to transact such other business as may properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders. The Board of Directors of the Company has fixed the close of business on May 3, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Meeting.

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 (the “Annual Report”) is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Directors,

/s/ Paul R. Arena
Paul R. Arena Chairman of the Board and Chief Executive Officer

Boca Raton, Florida

May 7, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY REVOKE OR CHANGE YOUR PROXY FOR ANY REASON AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, THEN YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF

i2 TELECOM INTERNATIONAL, INC.

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the shareholders of i2 Telecom International, Inc., a Washington corporation formerly known as Digital Data Networks, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) from holders of the Company’s outstanding (i) common stock, no par value per share (the “Common Stock”), (ii) preferred stock series A-1, no par value per share (the “Preferred Stock Series A-1”), (iii) preferred stock series A-2, no par value per share (the “Preferred Stock Series A-2”), (iv) preferred stock series B, no par value per share (the “Preferred Stock Series B”), and (v) preferred stock series C, no par value per share (the “Preferred Stock Series C”), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at 10:00 a.m., local time, on Thursday, June 3, 2004, at the Embassy Suites Hotel, located at 661 N.W. 53rd Street, Boca Raton, Florida 33487. This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 (the “Annual Report”) are expected to be mailed to shareholders of record of the Company on or about May 14, 2004.

Solicitation of Proxies

The Company will bear the costs of printing and mailing the Proxy Statement, as well as all other costs incurred on behalf of the Board of Directors in connection with its solicitation of proxies from the Company’s shareholders. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, personal interview, telephone or other means without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Common Stock not beneficially owned by them, for forwarding such solicitation materials to, and obtaining proxies from, the beneficial owners of such stock entitled to vote at the Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so.

Voting Rights and Outstanding Shares

Only shareholders of record as of the close of business on May 3, 2004 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding and entitled to vote at the Meeting (i) 9,426,586 shares of Common Stock, (ii) 22,500 shares of Preferred Stock Series A-1, (iii) 30,600 shares of Preferred Stock Series A-2, (iv) 136,444 shares of Preferred Stock Series B and (v) 100,000 shares of Preferred Stock Series C. As of the Record Date, the Company’s outstanding shares of Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C were held of record by approximately 246, 24, 37, 30, and 20 holders, respectively.

Pursuant to the Company’s amended and restated articles of incorporation, cumulative voting is not permitted. Each holder of Common Stock is entitled to cast one vote per share held as of the Record Date on each proposal considered at the Meeting. Each holder of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B, and Preferred Stock Series C is entitled to vote on all matters voted on by holders of Common Stock, with each such holder of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C being entitled to cast a number of votes equal to the number of votes which could be cast on such matter by a holder of the number of shares of Common Stock into which such Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C is

convertible (without regard to any restrictions on the convertibility thereof). Pursuant to the applicable Statement of Rights of the Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, each share thereof converts (subject to the effectiveness of an amendment to the Company’s amended and restated articles of incorporation to increase the authorized number of shares of Common Stock to a number sufficient to permit the conversion of all outstanding shares of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C) into Common Stock as follows: one share of Preferred Stock Series A-1 converts into 265.75209489446600 shares of Common Stock, subject to certain adjustments; one share of Preferred Stock Series A-2 converts into 221.46001394340400 shares of Common Stock, subject to certain adjustments; one share of Preferred Stock Series B converts into 62.710656832559200 shares of Common Stock; and one share of Preferred Stock Series C converts into 33.219011861808200 shares of Common Stock. Consequently, as of the Record Date, the holders of the Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C are entitled to cast 5,979,422, 6,776,676, 8,556,493 and 3,321,901 votes, respectively, on each matter voted on by the Company’s shareholders at the Meeting.

Quorum and Vote Required

A quorum of the holders of Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C is necessary to hold a valid Meeting. The presence at the Meeting, in person or by proxy, of a majority of votes entitled to be cast by the holders of the Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C will constitute a quorum for transacting business at the Meeting. Abstentions and broker-non votes, discussed below, count as present for establishing a quorum. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.

Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. The Company’s 2004 Stock Incentive Plan (the “2004 Plan”) will be approved and adopted, and the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the independent auditors of the Company for the year ending December 31, 2004 will be ratified, if the votes cast, in person or by proxy, by the holders of the Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, voting as a single voting group, favoring such proposals exceed the votes cast by such holders opposing such proposals. The amendment to the Company’s amended and restated articles of incorporation will be approved if (i) a majority of all votes entitled to be cast on such proposal by the holders of the Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, voting as single voting group, approve such proposal; (ii) a majority of all votes entitled to be cast on such proposal by the holders of the Common Stock, voting as a separate voting group, approve such proposal; and (iii) a majority of all votes entitled to be cast on such proposal by the holders of the Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, voting as a separate voting group, approve such proposal.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes, discussed below, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the election of directors, abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. With respect to the approval and adoption of the 2004 Plan and the ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the independent auditors of the Company, abstentions and broker non-votes will result in such proposals receiving fewer votes. With respect to the approval of the amendment to the Company’s amended and restated articles of incorporation, abstentions and broker non-votes will have the same effect as votes against such approval.

Dissenters’ Rights

Under Washington law, shareholders are not entitled to dissenters’ rights in connection with any proposal to be voted on at the Meeting.

Revocability of Proxies

The shares of Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, then such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein; (ii) the approval of an amendment to the Company’s amended and restated articles of incorporation to increase the number of shares of authorized Common Stock from 10,000,000 to 100,000,000 and to increase the number of shares of authorized Preferred Stock from 1,000,000 to 5,000,000; (iii) the approval and adoption of the 2004 Plan; (iv) the ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the independent auditors of the Company for the year ending December 31, 2004; and (v) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing a proxy may, nevertheless, revoke it at any time before it is exercised by sending to the Company a written revocation notice or a new, duly executed proxy bearing a later date or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

CHANGE OF CONTROL

On February 26, 2004, the Company consummated the merger of DDN Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into i2 Telecom International, Inc., a Delaware corporation (“i2 Delaware”), whereby i2 Delaware became a wholly-owned subsidiary of the Company pursuant to that certain Agreement and Plan of Merger, dated as of January 30, 2004, among the Company, Merger Sub, i2 Delaware and certain shareholders of the Company and i2 Delaware signatory thereto (the “Merger Agreement”).

Pursuant to the Merger Agreement, at the effective time of the Merger, (i) all outstanding shares of i2 Delaware’s common stock were converted into the right to receive an aggregate of 5,160,722 shares of the Common Stock and 135,000 shares of Preferred Stock Series B; (ii) all outstanding shares of i2 Delaware’s preferred stock series A-1 were converted into the right to receive an aggregate of 22,500 shares of Preferred Stock Series A-1; (iii) all outstanding shares of i2 Delaware’s preferred stock series A-2 were converted into the right to receive an aggregate of 30,600 shares of Preferred Stock Series A-2; and (iv) all outstanding shares of i2 Delaware’s preferred stock series B were converted into the right to receive an aggregate of 100,000 shares of Preferred Stock Series C. Furthermore, outstanding options and warrants to purchase i2 Delaware’s common stock were converted in the Merger into options to purchase an aggregate of 280,337 shares of Preferred Stock Series B.

Additionally, in connection with the Merger and in accordance with the Merger Agreement, the former stockholders of i2 Delaware’s capital stock may become entitled to receive up to an aggregate of 573,414 shares of Common Stock, 15,000 shares of Preferred Stock Series B, 2,500 shares of Preferred Stock Series A-1 and 3,400 shares of Preferred Stock Series A-2 as contingent consideration based upon the outcome of a certain legal proceeding pending against i2 Delaware (the “Contingent Consideration”). As a result of the Merger, former stockholders of i2 Delaware acquired 88.44% of the outstanding voting securities of the Company, assuming the issuance of all shares of Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2 and Preferred Stock Series B constituting the Contingent Consideration.

The Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C is convertible into Common Stock, subject to the effectiveness of an amendment to the Company’s amended and restated articles of incorporation increasing the number of shares of authorized Common Stock to a number sufficient to permit the conversion of all outstanding shares of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C. Such amendment will require the approval of the shareholders of the Company and is set forth as Proposal 2 of this Proxy Statement. Upon the effectiveness of such amendment, the outstanding shares of Preferred Stock Series B and Preferred Stock Series C shall automatically convert into Common Stock, and the outstanding shares of Preferred Stock Series A-1 and Preferred Stock Series A-2 may convert into Common Stock at the option of the holder. Each share of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C converts into a number of shares of Common Stock as described under the section of this Proxy Statement titled “Information Concerning Solicitation and Voting – Voting Rights and Outstanding Shares”, subject to the effectiveness of an amendment to the Company’s amended and restated articles of incorporation as described above.

Pursuant to the Merger Agreement, effective February 26, 2004, all of the executive officers of the Company resigned, and the executive officers of i2 Delaware were appointed as the executive officers of the Company. Also pursuant to the Merger Agreement and effective February 26, 2004, Paul R. Arena, a director and executive officer of i2 Delaware, was appointed to the Company’s Board of Directors. Consequently, immediately after the Merger, the Board of Directors consisted of Mr. Arena, James F. Biagi, Robert F. Hussey and Donald B. Scott.

The merger consideration in the Merger was determined as a result of negotiations between the Company and i2 Delaware, and the Merger was approved by the Boards of Directors of the Company, i2 Delaware and Merger Sub, and the stockholders of i2 Delaware and Merger Sub. The approval of the Merger by the shareholders of the Company was not necessary in order to consummate the Merger. Prior to the Merger, neither the Company nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any relationship with i2 Delaware.

Subsequent to the Merger, effective March 5, 2004, the Company changed its name from “Digital Data Networks, Inc.” to “i2 Telecom International, Inc.” The Board of Directors approved and authorized the name change, and the approval of the shareholders was not required.

PROPOSAL 1— ELECTION OF DIRECTORS

The Company’s bylaws provide that the Board Directors shall consist of between one and nine directors, with the actual number to be established by resolution of the Board of Directors. The Board of Directors has by resolution established the number of directors at six. Vacancies on the Board of Directors and newly created directorships can generally be filled by a vote of a majority of the directors then in office.

At the Meeting, shareholders are being asked to elect six directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified. Vacancies on the Board of Directors created by the resignations of Messrs. Scott and Biagi on April 15, 2004, and April 19, 2004, respectively, have been filled with the appointment by the Board of Directors of Bernard R. Kossar and Anthony F. Zalenski as directors of the Company effective April 21, 2004. Subsequently, the Board of Directors established by resolution the number of directors on the Board of Directors at six. Consequently, there are two vacancies on the Board of Directors which shall be filled by the vote of the shareholders of the Company at the Meeting.

It is intended that the shares represented by the enclosed proxy will be voted, unless authority is withheld, for the election to the Board of Directors of each of the nominees listed below. If any such nominee for any reason should not be available as a candidate for director, then votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the management of the Company. The Board of Directors is unaware of a nominee who is unable to serve as a director or will decline to serve as a director, if elected.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote FOR each of the nominees for election as director of the Company. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless instructions to the contrary are given.

Nominees for Election as Director

Set forth below is certain information as of the Record Date concerning the nominees for election as director of the Company. This information is based on information furnished to the Company by each nominee. Except as set forth below, each of the nominees has been engaged in his or her principal occupation during the past five years.

Paul R. Arena, age 46, has served as a director, Chief Executive Officer, Chairman of the Board and Secretary of the Company since February 26, 2004. Mr. Arena was the founder of i2 Delaware and has served as Chairman of the Board and Chief Executive Officer of i2 Delaware since i2 Delaware’s inception in February 2002. From April 2000 to the present, Mr. Arena has been engaged as Chairman and Chief Executive Officer of AIM Group, Inc., a personal holding company specializing in materials for the wire and cable industry. In July 1994, Mr. Arena founded Cereus Technology Partners, Inc. (“Cereus”), a publicly traded technology company. Mr. Arena served as Chairman and Chief Executive Officer of Cereus and its predecessor companies from May 1991 to April 2000. From June 1990 to May 1991, Mr. Arena was a financial business consultant. From February 1988 to January 1990, he served as a Senior Vice President and partner of Gulfstream Financial Associates, Inc., a subsidiary of the Kemper Group, Inc.

Dr. Audrey L. Braswell, age 74, has served as a director of i2 Delaware since February, 2002. Since 1974, Dr. Braswell has served as President and owner of Vista Pacifica Enterprises, Inc., an operator of several health care facilities in California. For the past 35 years, Dr. Braswell has been engaged in various levels of health, education, and social assistance activities. Dr. Braswell is also a real estate developer of residential, commercial and industrial properties.

Robert F. Hussey, age 55, has served as a director of the Company since November 1997 and a member of the Company’s Audit Committee (the “Audit Committee”) since February 1998. Mr. Hussey was President and Chief Executive Officer of MetroVision of North America, Inc., a niche cable television company, from February 1991 until April 1997, when the company was sold. Mr. Hussey has been a director of Axcess International, Inc., a web based security company, since May 1993; Nur Macroprinters Ltd., a large format digital printer, since December 1997; Distributed Power, Inc., an alternative energy supplier, since April 2000; Digital Lightwave, Inc., a testing equipment company, since August 2000; and Butler International, Inc. since July 2003.

Bernard R. Kossar age 72, has served as a director of the Company and a member of the Audit Committee since April 21, 2004. Mr. Kossar has also served as a director of i2 Delaware since February 2003. From 1988 to 1994, Mr. Kossar served as Chairman of the Board and Chief Executive Officer of OW Office Warehouse, Inc., an office supply company, which was later sold to the Office Max Division of K-Mart Corporation in 1994. From 1986 to 1987, Mr. Kossar served as Chairman of the Board and Chief Executive Officer of HQ Home Quarters, Inc., which Mr. Kossar purchased from NYSE listed W.R. Grace, Inc. and later sold to Hechinger’s, Inc. in 1988. From 1982 to 1986, Mr. Kossar served as a Senior Vice President of W.R. Grace, Inc. retail group that had eight operating subsidiaries with annual sales in excess of $1.5 billion. During 1981, Mr. Kossar served as President and Chief Operating Officer of Regal Accessories and Special Advisor to the Chairman and Chief Executive

Officer of Great Atlantic & Pacific Tea Company. From 1978 to 1980, Mr. Kossar served as President and Chief Operating Officer of Vornado, Inc., a NYSE listed company engaged in various real estate holdings. From 1965 to 1978, Mr. Kossar served as President and Chief Operating Officer of Franklin Stores, Inc., a NYSE listed company with 278 ladies apparel and discount department store locations nationally. Mr. Kossar practiced law with the firm of Van Buren, Schreiber & Kaplan from 1960 to 1965. Mr. Kossar currently serves as a member of the Board of Directors of the Tel-Aviv Foundation—American Committee, a Trustee of Syracuse University, a member of the Advisory Board and guest lecturer for the Syracuse University School of Management and a member of the Advisory Board for Syracuse University College of Law.

Hubert Phipps, age 46, has served as a director of i2 Delaware since October 2003. From 1996 to 2001, Mr. Phipps served as President, Chief Executive Officer and owner of Fedco Drugs, Inc., a regional drugstore chain. From 1989 to 1995, Mr. Phipps served as President, Chief Executive Officer and owner of Investor’s Real Estate Network, Inc., a real estate brokerage firm located in West Palm Beach, Florida that sold residential and commercial properties.

Anthony F. Zalenski, age 61, has served as President, Chief Operating Officer of the Company since February 26, 2004. Mr. Zalenski has also served as President, Chief Operating Officer and director of i2 Delaware since June 2002. From 2000 to 2001, Mr. Zalenski served as Chairman, Chief Executive Officer and President of SoftMountain, Inc., an enterprise software start-up company. From 1994 to 2000, Mr. Zalenski served as President and Chief Executive of Boca Research, Inc. From 1987 to 1994, Mr. Zalenski served as Corporate Vice President and Chief Operating Officer of Motorola UDS/ISG. Prior to Motorola, Mr. Zalenski was a founding member of Isacomm, a telecommunications startup, subsequently purchased by US Sprint.

In connection with the Merger and pursuant to the Merger Agreement, the Company has agreed to cause Mr. Hussey to be nominated for election as a director of the Company at this Meeting and any annual meeting of shareholders of the Company occurring before February 26, 2005.

There are no family relationships among any of the directors of the Company. Except as disclosed above, no arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of the Company’s knowledge, (i) there are no material proceedings to which any director of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

Board of Directors, Board Committees and Meetings

The Board of Directors is currently comprised of Messrs. Arena, Hussey, Kossar and Zalenski. The current directors shall serve as directors until the Meeting and until their successors are elected and qualified.

The Company’s business and affairs are managed by the Board of Directors, which met eight times during the year ended December 31, 2003, and took action by unanimous written consent once during such time period. The Board of Directors has established an Audit Committee. The Board of Directors does not have an established compensation committee or nominating committee.

The Board of Directors believes that, due to the small number of directors currently serving on the Board of Directors, it is not appropriate to have a separately designated nominating committee. The entire Board of Directors is responsible for the selection and nomination of directors. Messrs. Hussey and Kossar meet the independence requirements of Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s Listing Standards. Messrs. Arena and Zalenski do not meet such requirements as they are employed as executive officers of the Company.

The current members of the Audit Committee are Messrs. Kossar and Hussey. During the year ended December 31, 2003, the members of the Audit Committee were Messrs. Hussey and Biagi. Mr. Biagi resigned from the Audit Committee when he resigned as a director of the Company effective April 19, 2004. Mr. Kossar was appointed to the Audit Committee effective April 21, 2004. The function of the Audit Committee is to review the Company’s accounting, auditing, operating and reporting practices. The Audit Committee reviews the Company’s annual financial statements, changes in accounting practices, the selection and scope of the work of the Company’s independent public accountants and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee comprised of Messrs. Hussey and Biagi met four times during the year ended December 31, 2003, and took action by unanimous written consent once during such time period.

Each director of the Company attended 75% or more of the meetings of the Board of Directors and committees on which such director served during the year ended December 31, 2003.

Nominating Process

As stated above, the entire Board of Directors is responsible for the selection and nomination of directors. The Board of Directors has not adopted a charter with respect to such responsibilities and does not have a formal policy with regard to the consideration of any director candidate recommended by shareholders. Given the Company’s current size, stage of development and the size of the Board of Directors, the Board of Directors does not believe that it is currently appropriate to establish a separate policy for shareholders to submit recommendations for director candidates. Notwithstanding the lack of a formal policy regarding shareholder nominations of director candidates, the Board of Directors will consider director candidates recommended by shareholders.

When seeking to identify an individual to become a director, the Board of Directors will consult with incumbent directors, management and others. The Board of Directors will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person’s availability to devote sufficient time to Board of Directors duties. Each of the director nominees for election as a director at the Meeting was nominated unanimously by the Board of Directors based on the foregoing factors, among other things.

To recommend a director candidate, shareholders should write to the Company’s Secretary at the 301 Yamato Road, Suite 2112, Boca Raton, Florida 33431. To be considered by the Board of Directors for nomination and inclusion in the Company’s proxy materials for the Company’s annual meeting of shareholders to be held in 2005, recommendations by shareholders of director candidates must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be received by the Company’s Secretary no later than March 1, 2005. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

Assuming the appropriate background material is provided for candidates submitted by shareholders, the process followed by the Board of Directors to identify and evaluate candidates described above will be used to evaluate those candidates submitted by shareholders and the Board of Directors will apply substantially the same criteria.

Communications With Directors

Shareholders may communicate with the Board of Directors or any individual director by sending a letter to 301 Yamato Road, Suite 2112, Boca Raton, Florida 33431, addressed to the Board of Directors or any individual director. The Company’s Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed.

Executive Officers

Executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected or until their death, resignation or removal, subject to the terms of applicable employment agreements. The following table sets forth the name of each executive officer of the Company, the office held by such officer and the age, as of the Record Date, of such officer:

Name	Age	Position

Paul R. Arena	46	Chief Executive Officer, Chairman of the Board and Secretary

Douglas F. Bender	54	Senior Vice President of Sales and Marketing and Senior Vice President of Business Development

Mark A. Bridges	37	Vice President—Network Operations

David C. Burns	43	Vice President—Finance

Fenn King	56	Senior Vice President and General Manager of Asia Pacific

Ming King	54	Vice President and General Manager of China

Jerry A. Lumpkin	46	Senior Vice President—Americas Sales

Terry L. Palmeter	58	Vice President—Operations

Frederick L. Scherle	50	Senior Vice President Marketing

Ronald L. Roswell, Jr.	42	Chief Information Officer and Vice President

Ronald L. Roswell	65	Chief Financial Officer, Vice President and Treasurer

Anthony F. Zalenski	61	President and Chief Operating Officer

Certain additional biographical information as of the Record Date concerning Messrs. Arena and Zalenski is set forth in this Proxy Statement under the section titled “Proposal 1 - Election of Directors- Nominees for Election as Director.” Certain additional biographical information concerning the individuals named above, except for Messrs. Arena and Zalenski, is set forth below.

Douglas F. Bender has served as Senior Vice President of Sales and Marketing and Senior Vice President of Business Development of the Company since February 26, 2004. Mr. Bender has also served as General Manager and Senior Vice President—Business Development of i2 Delaware since November 2002, where Mr. Bender is responsible for i2 Delaware’s California operations, which includes the engineering and manufacturing operations. Prior to joining i2 Delaware, Mr. Bender was one of the co-founders of RealVue Simulation Technologies Inc., a developer of run-time simulation products for industrial and manufacturing companies. From 2000 to 2002, Mr. Bender co-founded and developed the initial concepts for a software start-up venture that was integrated into what is now SoftMountain Inc. From January 1999 to October 19999, Mr. Bender served as Vice President of Engineering at Splash Technology Inc. From 1992 to January 1999, Mr. Bender served as Vice President of Engineering and Operations for Western Development Laboratories, Inc., a Division of Loral Corporation, which was acquired by the Lockheed Martin Corporation in 1996.

Mark A. Bridges has served as Vice President—Director Network Operations since February 26, 2004. Mr. Bridges has also served as Director—Network Operations of i2 Delaware since January 2003. From 2001 to 2003, Mr. Bridges was a member of the technical staff at Lucent Technologies Inc., developing the SIP (Session Initiation Protocol) for the Lucent Softswitch. From 2000 to 2001, Mr. Bridges was Director of Software

Engineering for Fiberspans Corporation, developing a mini-DSLAM for the Telco marketplace. From January 2000 until December 2000, Mr. Bridges served as Director of Intelligent Network Service and a member of the Architecture team at Z-Tel Technologies Inc. From 1998 to 1999, Mr. Bridges served as an AIN consultant for Nortel Networks Corporation and worked on Class-5 feature development for Siemens AG.

David C. Burns has served as Vice President of Finance of the Company since March, 2004. From 2000 to 2002, Mr. Burns served as Managing Partner and Chief Financial Officer of Tego Communications, Inc., an in-building wireless infrastructure firm. From 1997 to 2000, Mr. Burns served as Managing Director of Mergers and Acquisitions of SBA Communications, Inc., a wireless communications infrastructure company. From 1990 to 1994, Mr. Burns worked at Goldman Sachs, Inc., a New York based investment bank. Mr. Burns started his career with Ernst and Young LLP, a large public accounting firm. Mr. Burns is a cum laude graduate from the University of Tennessee, Knoxville, with a BS in accounting and holds an MBA from Vanderbilt University’s Graduate School of Business. Mr. Burns is also a Certified Public Accountant.

Fenn King, Ph.D., has served as the Company’s Senior Vice President and General Manager of Asia Pacific since April 27, 2004. From 2003 until joining the Company, Dr. King was the General Manager for International Integrated Solutions, Inc., a business solutions provider, in Taipei, Taiwan. From 2002 until 2003, Dr. King was the Managing Director for The Institute for Business Performance, Inc. a business consulting firm, in San Jose, California. From 2002 until 2002, Dr. King was the Senior VP of Worldwide Sales and Marketing for Mediaring.com, Inc., a voice over Internet protocol company, in Singapore. Dr. King was with IBM, Corp., from 1984 until 2000, at IBM’s headquarters in New York, where he was the Director of Worldwide Marketing and the Director of Asian Pacific Marketing. Dr. King holds a BS from Dan Jiano, Taiwan, a MS in Mathematics from Taiwan University, a MS in Mathematics and Statistics from the State University of New York at Buffalo and a Ph.D. in Mathematics, from the State University of New York at Buffalo.

Ming King has served as the Company’s Vice President and General Manager of China since April 27, 2004. From 2002 until joining the Company, Ms. King was Senior Vice President of Business Development for Mobile Radius, Corp., a wireless billing company, in Cupertino, California. From 2000 until 2002, Ms. King was Vice President, Worldwide Business Development for Mediaring.com, Inc., a voice over Internet protocol company, in Singapore. From 1995 until 1999, Ms. King was Corporate Executive Vice President for Spectrum International, Inc. a sports development firm. From 1993 until 1995, Ms. King was Senior Vice President of Marketing, for International Christian Broadcasting Corp., a broadcasting company. Ms. King was the Market Development Manager for IBM, Corp., in Tokyo, Japan, from 1978 until 1993. Ms. King holds a BA in English Literature, from Soo-Chow University, Taiwan, a MA in Education from Coppin State College, Baltimore, MD and a MS in Computer Science from the State University of New York at Buffalo.

Jerry Lumpkin has served as Senior Vice President- Americas Sales of the Company since February 26, 2004. Mr. Lumpkin has also served as Senior Vice President- Americas Sales of i2 Delaware since 2003. From 2002 to 2003, Mr. Lumpkin served as General Manager of the Goldmine brand and Senior Vice President of Marketing for FrontRange Solutions, Inc., a contact management software developer. From 1999 to 2002, Mr. Lumpkin served as Senior Vice President-Marketing for North America at Ingram Micro Inc., a Fortune 100 global wholesale information technology distributor, where he was responsible for global market and channel development, the channel-based eSolutions initiative, worldwide vendor relations, channel marketing strategies, business development and marketing communications. Mr. Lumpkin studied business management at the University of South Carolina—Spartanburg, and industrial engineering at Clemson University.

Terry L. Palmeter has served as Vice President—Operations of the Company since February 26, 2004. Mr. Palmeter has also served as Vice President—Operations of i2 Delaware since March 2003 following a prior consulting engagement with i2 Delaware. From 2001 to 2003, Mr. Palmeter served as Program Director of eLearning services for RealVue Simulation Technologies, where he was responsible for the ongoing development of technical and project methodologies to manage all phases of simulation production and customer interaction. From 1997 to 2001, he served as Vice President of IT Development for WorldCom International,

Inc., where he was responsible for Pan European and Asia Pacific mission critical Siebel CRM, (Customer Relations Management), Order Entry/Order Management, Commercial and Interconnect Billing, OSS Operational Support Systems and financial support platforms. From 1996 to 1997, he provided Subject Matter Expert consulting services to EDS (Electronic Data Systems), Corporation and Korea Telecom in Seoul, South Korea. Mr. Palmeter founded Meridian Group Inc. in 1990 and managed that organization as President until 1996. Meridian Group provided consulting, facilities management, and billing services to long distance communications companies. Prior to 1990, Mr. Palmeter was Vice President of IT development for North American Telephone and was engaged in other communication management consulting activities.

Frederick L. Scherle has served as Senior Vice President of Marketing for the Company since February 2004. Mr. Scherle has also served as Senior Vice President of Marketing of i2 Delaware since August 2003. From 1995, until July 2003, Mr. Scherle was president and founder of Bravo! Marketing, Inc., an integrated marketing communications agency. From 1993 to 1995, Mr. Scherle was President of Kelly Micro Systems, a computer memory manufacturer. Between 1992 and 1993, Mr. Scherle was the Director of Technology Development for the State of Utah. Prior to 1992, Mr. Scherle held senior level marketing positions with Silicon Graphics, Inc., Computer Craft, Inc. and Software Techniques, Inc.

Ronald L. Roswell has served as Chief Financial Officer, Vice President and Treasurer of the Company since February 26, 2004. Mr. Roswell has also served as Chief Financial Officer and Vice President of i2 Delaware since June 2002. From June 2000 to May 2002, Mr. Roswell was employed as a financial consultant. From August 1999 to May 2000, Mr. Roswell was the Chief financial Officer of Cereus. From 1998 to August 1999, Mr. Roswell served as Chief Financial Officer of Enterprise Solutions Group, Inc., an information technology-consulting firm founded in 1996 that was acquired by Cereus. Since 1986, Mr. Roswell has been the President and owner of Shenhill Enterprises, Inc., a financial consulting firm. From 1978 to 1986, Mr. Roswell was the President and owner of Better Thermal Units Insulation Company, and from 1969 to 1978, Mr. Roswell served as Vice President, Treasurer and General Manager of Cox Enterprises, Inc. Mr. Roswell is a Certified Public Accountant.

Ronald L. Roswell, Jr., has served as Chief Information Officer and Vice President of the Company since February 26, 2004. Mr. Roswell has also served as Chief Information Officer and Vice President of i2 Delaware since June 2002. Prior to joining i2 Delaware, Mr. Roswell served as Director of Business Operations for Verso Technologies, Inc. from July 1999 to August 2001. Mr. Roswell also served as the Southern U.S. Vice President and General Manager of Cereus and as President and founder of Enterprise Solutions Group Inc., an information technology-consulting firm. From 1993 to 1999, Mr. Roswell served as a controller for L’Angel Products Inc From 1991 to 1993, Mr. Roswell served as an audit and tax specialist for Arthur Andersen LLP. Mr. Roswell is a Certified Public Accountant.

There are no family relationships among any of the executive officers of the Company, except that Ronald L. Roswell, the Company’s Chief Financial Officer, is the father of Ronald L. Roswell, Jr., the Company’s Chief Information Officer. In connection with the Merger and pursuant to the Merger Agreement, at the effective time of the Merger, all of the individuals then serving as executive officers of the Company resigned such positions and the individuals set forth above, except for Mr. Burns, were selected to serve as executive officers of the Company. To the best of the Company’s knowledge, (i) there are no material proceedings to which any executive officer of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and all persons (“Reporting Persons”) who beneficially own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 2003, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

Audit Committee Report

To the Board of Directors:

The Audit Committee currently consists of Messrs. Hussey and Kossar. Each of the members meets the independence requirements of Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s Listing Standards. During the year ended December 31, 2003, the Audit Committee consisted of Messrs. Hussey and Biagi.

The Audit Committee operates under a written charter adopted by the Board of Directors as of April 23, 2004, a copy of which is attached as an Appendix A to this Proxy Statement.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

The Audit Committee has discussed with Killman, Murrell & Company P.C., the Company’s independent auditors from April 2003 through April 2004 and who audited the Company’s financial statements for the year ended December 31, 2003, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Killman, Murrell & Company P.C. required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report for filing with the SEC.

Respectfully submitted,

Robert F. Hussey Bernard R. Kossar *

*	Mr. Kossar was appointed to the Audit Committee in April 2004, and, therefore, did not participate in any discussions of the Audit Committee concerning the audit of the Company’s financial statements for the year ended December 31, 2003.

Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation of Directors and Executive Officers

Director Compensation

As compensation for board fees and for rendering extraordinary service to the Company in 2003, in January 2004, the Board of Directors awarded each then-serving director of the Company, Messrs. Biagi, Hussey and Scott, 100,000 shares of Common Stock.

Executive Compensation

The following table sets forth certain information regarding cash and non-cash compensation paid by the Company during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and the other most highly compensated executive officers of the Company whose annual compensation exceeded $100,000 during the fiscal year ended December 31, 2003 (the “Named Persons”).

Annual Compensation

Name and Principal Position	Year	Salary		Bonus		Long-Term Compensation Awards Securities Underlying Options
Donald B. Scott, President and Chief Executive Officer(1)	2003 2002 2001		$-0- -0- -0-	$ $	-0- 9,000 10,000	-0- -0- -0-

Richard J. Boeglin, Chief Financial Officer and Vice President, Finance and Operations(2)	2003 2002 2001	$ $	107,511 103,539 104,667		$-0- 5,500 -0-	-0- -0- 20,000

Susan E. Hassel, Vice President Sales(3)	2003 2002 2001		$146,376 140,860 139,088		$-0- 4,000 -0-	-0- -0- 20,000

(1)	Mr. Scott also received $9,000 and $10,000 as payment of board fees for services performed by him during 2002 and 2001, respectively, in his capacity as a director.

(2)	In February 2004, Mr. Boeglin received 25,000 shares of Common Stock in recognition of extraordinary services rendered to the Company by Mr. Boeglin during 2003.

(3)	In February 2004, Ms. Hassel received 25,000 shares of Common Stock in recognition of extraordinary services rendered to the Company by Ms. Hassel during 2003.

There were no options granted to, or exercised or held by, the Named Persons at December 31, 2003 or during the year then ended.

Certain Relationships and Related Transactions

During the period June 1996 through July 1997, through advances and the payment of personal expenses, the Company’s then President, Chairman of the Board and Chief Executive Officer, Mr. Scott, owed the Company approximately $42,000. The Company has been accruing interest at various rates on this amount over the years. The Board of Directors awarded Mr. Scott $20,000 for services performed as a director in 1999 (of which $10,000 was used to reduce his note with the Company), $10,000 was awarded for services performed as a director in 2000, $10,000 was awarded for services performed as a director in 2001 (which was used to reduce his note with the Company), and $9,000 was awarded for services performed as a director in 2002. As of December 31, 2003, the balance of Mr. Scott’s receivable was approximately $40,000, including accrued interest, which was fully reserved at December 31, 2003.

At December 31, 2003, the Company had a receivable from Mr. Hussey, a director of the Company, in the amount of $71,925, pursuant to the terms of a 5% promissory note. The note was collateralized by shares of Common Stock owned by Mr. Hussey. During 2002, the Company recorded a reserve for uncollectibility for the full amount of the note and accrued interest. In March 2003, pursuant to an arrangement with Mr. Hussey, the Board of Directors awarded a $70,000 consulting fee (to be applied to the note, which had a balance at the time of this award of approximately $69,200) for services in finding a reverse merger candidate for the Company and consummating the reverse merger transaction prior to September 30, 2003. This arrangement was subsequently extended to September 30, 2004. Pursuant to the terms of the arrangement, if the Company did not consummate a reverse merger transaction by September 30, 2004, the $70,000 note would become due and payable to the Company on such date. The Company consummated a reverse merger on February 26, 2004.

In February 2004, the Company issued the following shares of Common Stock to directors of the Company as payment for board fees for 2003 and in recognition of the extraordinary service rendered by such directors to the Company during 2003: (i) 100,000 shares of Common Stock to Mr. Scott, a then director and executive officer of the Company; (ii) 100,000 shares of Common Stock to Mr. Biagi, Jr., a then director and officer of the Company; and (iii) 100,000 shares of Common Stock to Mr. Hussey, a director of the Company.

In February 2004, the Company also issued the following shares of Common Stock to certain executive officers of the Company in recognition of the extraordinary service rendered by such officers to the Company during 2003: (i) 25,000 shares of Common Stock to Richard J. Boeglin, then Vice President of Finance and Operations and Chief Financial Officer of the Company; and (ii) 25,000 shares of Common Stock to Susan E. Hassel, then Vice President—Sales of the Company.

In February 2004, the Company paid the following bonuses and issued the following shares of Common Stock to the directors of the Company as payment for board fees for January 2004 and in recognition of the extraordinary service to the Company rendered by such directors in 2004: (i) to Mr. Scott, Jr., 150,135 shares of Common Stock and a $40,000 bonus; (ii) to Mr. Biagi, Jr., 150,134 shares of Common Stock; and (iii) to Mr. Hussey, 150,134 shares of Common Stock and a $70,000 bonus. These awards of stock and bonus were subject to the execution of the Merger Agreement. The bonuses awarded to Mr. Scott and Mr. Hussey were applied to the Mr. Scott’s and Mr. Hussey’s outstanding indebtedness to Company in full satisfaction thereof.

The Company believes that the foregoing transactions with its officers and directors were on terms no less favorable than could have been obtained from independent third parties. There are no material relationships between the Company and its directors or executive officers except as previously discussed herein. In the ordinary course of business and from time to time, the Company and its affiliates and subsidiaries may do business with each other.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C as of May 3, 2004, by (i) each person or entity who is known to the Company to beneficially owns 5% or more of any class of the Company’s voting securities, (ii) each director, (iii) each Named Person, and (iv) all officers and directors of the Company as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (2) # /%	Preferred Stock Series A-1 Beneficially Owned (2) # /%	Preferred Stock Series A-2 Beneficially Owned (2) # /%	Preferred Stock Series B Beneficially Owned (2) # / %	Preferred Stock Series C Beneficially Owned (2) # / %
Paul R. Arena †‡	1,129,617 / 12.0%(3)	1,350 / 6.0% (4)	540 / 1.8%	32,728 / 23.4% (5)	0 / —
Douglas F. Bender ‡	120,070 / 1.3%	0 / —	0/—	5,525 / 4.0% (6)	0 / —
Audrey L. Braswell (7)	564,590/6.0%	0 / —	900/2.9%	12,650/9.3%	5,000/5.0%
Braswell Enterprises, L.P. (7)	564,590 / 6.0%	0 / —	900 / 2.9%	12,650 / 9.3%	5,000 / 5.0%
Mark A. Bridges ‡	34,912 / *	0 / —	0/—	2,081 / 1.5% (8)	0 / —
David C. Burns ‡	0 / —	0 / —	0/—	0 / —	0 / —
Robert F. Hussey †	482,134 / 5.1%	0 / —	0/—	0 / —	0 / —
Fenn King‡	0 / —	0 / —	0 / —	0 / —	0 / —
Ming King‡	0 / —	0 / —	0 / —	0 / —	0 / —
Bernard R. Kossar †	414,146 / 4.4%	2,700 / 12.0%	900 / 2.9%	10,834 / 7.9%	0 / —
Carol Kossar (9)	522,280 / 5.5%	1,800 / 8.0%	900 / 2.9%	13,662 / 10.0%	0 / —
Jerry A. Lumpkin ‡	56,614 / *	0 / —	0/—	1,481 / 1.1%	2,000 / 2.0% (10)
Terry L. Palmeter ‡	14,341 / *	0 / —	0/—	566 / * (11)	0 / —
Hubert Phipps (12)	9,154 /*	0 / —	11,948 / 39.0%	239 / *	12,000 / 12.0%
Fredrick L. Scherle ‡	79,259 / *	0 / —	0/—	2,073 / 1.5%	0 / —
Ronald L. Roswell, Jr. ‡	123,350 / 1.3%	0 / —	0/—	3,227 / 2.4%	0 / —
Ronald L. Roswell ‡	125,890 / 1.3%	0 / —	0/—	3,293 / 2.4%	0 / —
Anthony F. Zalenski†‡	562,963 / 6.0%	0 / —	0/—	17,110 / 12.3% (13)	0 / —

All executive officers and directors as a group (14 persons)	3,143,296/33.3%	4,050/18.0%	1,440/4.7%	78,918/57.0%	2,000/2.0%

†	Director of the Company

‡	Executive Officer of the Company

*	Less than 1% of the issued and outstanding shares of class of securities.

(1)	The address of each executive officer and director of the Company is 301 Yamato Road, Suite 2112, Boca Raton, Florida 33431.

(2)	Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of May 3, 2004, are treated as outstanding only when determining the amount and percentage owned by such individual or group. In accordance with SEC regulations, the percentage calculations are based on 9,426,581 shares of Common Stock, 22,500 shares of Preferred Stock Series A-1, 30,600 shares of Preferred Stock Series A-2, 136,444 shares of Preferred Stock Series B and 100,000 shares of Preferred Stock Series C outstanding as of May 3, 2004.

(3)	Includes 352 shares of Common Stock held by Mr. Arena’s wife and 31,703 shares of Common Stock held in a trust for the benefit of Mr. Arena’s children.

(4)	Includes 225 shares of Preferred Stock Series A-1 held by Mr. Arena’s wife.

(5)	Includes (i) 3,178 shares of Preferred Stock Series B issuable upon exercise of options exercisable within 60 days of May 3, 2004; (ii) nine shares of Preferred Stock Series B held by Mr. Arena’s wife; and (iii) 829 shares of Preferred Stock Series B held in a trust for the benefit of Mr. Arena’s children.

(6)	Includes 2,384 shares of Preferred Stock Series B issuable upon exercise of options exercisable within 60 days of May 3, 2004.

(7)	All shares of Common Stock, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C owned beneficially by Dr. Braswell are owned of record by Braswell Enterprises, L.P. Dr. Braswell and his wife, Ruth Braswell, are the general partners of Braswell Enterprises, L.P. The address of Dr. Braswell and Braswell Enterprises, L.P. is 13600 Diamond Point Road, Yucaipa, California 92399.

(8)	Includes 1,168 shares of Preferred Stock Series B issuable upon exercise of options exercisable within 60 days of May 3, 2004.

(9)	Includes (i) 344,893 shares of Common Stock beneficially held by trusts for the benefit of Ms. Kossar’s children; (ii) 9,022 shares of Preferred Stock Series B Stock beneficially held by trusts for the benefit of Ms. Kossar’s children; and (iii) 900 shares of Preferred Stock Series A-1 held by trusts for the benefit of Ms. Kossar’s children. Ms. Kossar is the trustee of such trusts. Ms. Kossar’s address is 3100 S. Ocean Blvd., PH #705N, Palm Beach, Florida 33480.

(10)	Represents shares of Preferred Stock Series C owned jointly with Mr. Lumpkin’s wife.

(11)	Includes 191 shares of Preferred Stock Series B issuable upon exercise of options exercisable within 60 days of May 3, 2004.

(12)	Mr. Phipps address is 34913 Whiskey Hill Lane, Route 611, Middleburg, Virginia 20118.

(13)	Includes 2,384 shares of Preferred Stock Series B issuable upon exercise of options exercisable within 60 days of May 3, 2004.

PROPOSAL 2

APPROVAL OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Overview

The Board of Directors has unanimously adopted a resolution approving, and recommending to the Company’s shareholders for their approval, an amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 100,000,000 and to increase the number of authorized shares of Preferred Stock from 1,000,000 to 5,000,000. The articles of amendment setting forth such amendment is set forth on Appendix B attached hereto (the “Articles of Amendment”).

Reasons for Increase in the Company’s Authorized Shares of Common Stock and Preferred Stock

Of the 10,000,000 currently authorized shares of Common Stock, as of May 3, 2004, 9,426,586 shares were outstanding, and 573,414 shares were reserved for issuance and may become issuable to the former i2 Delaware stockholders as Contingent Consideration in connection with the Merger. As of May 3, 2004, 24,634,493 shares of Common Stock were issuable upon the conversion of all outstanding shares of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, the conversion of which is subject to the increase in the number of authorized shares of Common Stock to a number sufficient to permit the conversion of all shares of outstanding Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C. Also, as of May 3, 2004, (i) 445,000 shares of Common Stock were issuable upon exercise of outstanding options and warrants to purchase Common Stock; and (ii) 17,489,569 shares of Common Stock were issuable upon the conversion of 278,893 shares of Preferred Stock Series B, which in turn are issuable upon the exercise of outstanding options to purchase shares of Preferred Stock Series B. As of May 3, 2004, the Company had 573,414 shares of Common Stock authorized and available for issuance.

Of the 1,000,000 currently authorized shares of Preferred Stock, as of May 3, 2004, (i) 100,000 shares have been designated as Preferred Stock Series A-1, of which 22,500 shares are outstanding; (ii) 100,000 shares have been designated as Preferred Stock Series A-2, of which 30,600 shares are outstanding; (iii) 600,000 shares have been designated as Preferred Stock Series B, of which 136,444 shares are outstanding; and (iv) 100,000 shares have been designated as Preferred Stock Series C, of which 100,000 shares are outstanding. Furthermore, the Company has reserved for issuance as Contingent Consideration in connection with the Merger 2,500 shares of Preferred Stock Series A-1, 3,400 shares of Preferred Stock Series A-2 and 15,000 shares of Preferred Stock Series B. Additionally, as of May 3, 2004, options to purchase 278,893 shares of Preferred Stock Series B are outstanding. As of May 3, 2004, the Company had only 100,000 shares of Preferred Stock which remain undesignated.

Increasing the number of shares of authorized Common Stock to 100,000,000 will enable the Company to permit the conversion of all outstanding shares of Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C into Common Stock, in accordance with the applicable Statement of Rights, and will enable the conversion of shares of Preferred Stock Series B issuable upon exercise of outstanding options. Furthermore, the Board of Directors believes that it is desirable that the Company have the flexibility to issue a substantial number of shares of Common Stock and Preferred Stock without further shareholder action, except as otherwise provided by law or the rules of any stock exchange or quotation system on which the Common Stock is then listed. The availability of additional shares of Common Stock and Preferred Stock will enhance the Company’s flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, employee benefit programs, corporate mergers and acquisitions, asset purchases, the possible funding of new product programs or businesses or other corporate purposes. The Board of Directors will determine whether, when, and on what terms the issuance of shares of Common Stock or Preferred Stock may be warranted in connection with any of the foregoing purposes. Other than the issuance of (i) shares of Common Stock upon the conversion of outstanding shares of Preferred Stock Series A-1, Preferred Stock Series A-2,

Preferred Stock Series B and Preferred Stock Series C; (ii) shares of Common Stock and Preferred Stock as Contingent Consideration in accordance with the Merger Agreement; and (iii) shares of Common Stock ultimately issuable upon conversion of shares of Preferred Stock Series B issuable upon exercise of certain outstanding options, the Company does not have any current planned use of the proposed additional shares of Common Stock or Preferred Stock.

Effect of Increase in Authorized Shares of Common Stock

Upon the increase in the number of authorized shares of Common Stock as contemplated by Proposal 2, all outstanding shares of Preferred Stock Series B and Preferred Stock Series C as of May 3, 2004 will automatically convert into an aggregate of 11,878,394 shares of Common Stock in accordance with the Statement of Rights of Preferred Stock Series B and the Statement of Rights of Preferred Stock Series C, respectively. Additionally, as of May 3, 2004, the holders of substantially all of the shares of Preferred Stock Series A-1 and Preferred Stock Series A-2 have agreed to convert such shares into shares of Common Stock effective upon such increase in authorized shares of Common Stock and in accordance with the Statements of Rights of Preferred Stock Series A-1 and the Statement of Rights of Preferred Stock Series A-2, respectively. Consequently, upon the increase in the authorized number of shares of Common Stock as contemplated by Proposal 2, the Company will have outstanding approximately 34 million shares of Common Stock.

Potential Antitakeover Effect

The increase in the number of shares of authorized shares of Common Stock and Preferred Stock will significantly increase the number of shares of Common Stock and Preferred Stock available for issuance. The availability for issuance of these additional shares or rights to purchase these shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock or Preferred Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no present intent to authorize the issuance of additional shares of Common Stock or Preferred Stock to discourage such efforts.

The issuance of Common Stock or Preferred Stock otherwise than on a pro rata basis to all current shareholders could have the effect of diluting the earnings per share, book value per share and voting power of current shareholders.

Effectiveness of the Articles of Amendment

The amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of Common Stock and Preferred Stock, if approved by the Company’s shareholders, would become effective upon the filing with the Secretary of State of the State of Washington of the Articles of Amendment. The Articles of Amendment are subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Washington and as the Board of Directors deems necessary and advisable to increase the number of shares of authorized Common Stock and Preferred Stock as contemplated hereby. It is anticipated that that filing of the Articles of Amendment, as so modified, will take place promptly after the Meeting.

Vote Required

Provided a quorum is present, the amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of Common Stock and Preferred Stock will be approved if (i) a majority of all votes entitled to be cast on such proposal by the holders of the Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, voting as a single voting group, approve such proposal; (ii) a majority of all votes entitled to be cast on such proposal by the holders of the Common Stock, voting as a separate voting group, approve such proposal; and (iii) a majority of all votes entitled to be cast on such proposal by the holders of the Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, voting as a separate voting group, approve such proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the proposal to amend the Company’s amended and restated articles of incorporation to increase the number of authorized shares of Common Stock from to 10,000,000 to 100,000,000 and to increase the number of authorized shares of Preferred Stock from 1,000,000 to 5,000,000. Proxies solicited by the Board of Directors will be voted “for” this proposal unless instructions to the contrary are given.

PROPOSAL 3

APPROVAL AND ADOPTION OF 2004 STOCK INCENTIVE PLAN

Overview

The Board of Directors has unanimously adopted and approved, and recommended to the shareholders for their approval and adoption, the Company’s 2004 Plan.

The principal provisions of the 2004 Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 2004 Plan, a copy of which is attached hereto as Appendix C and is incorporated herein by reference.

Summary

General. The Company’s 2004 Plan provides for the grant to participating eligible recipients of the Company, also referred to as “participants,” of (i) options to purchase shares of Common Stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) options to purchase shares of Common Stock that do not qualify as incentive options (“non-qualified options”); (iii) awards of shares of Common Stock that are subject to risk of forfeiture and transferability restrictions that lapse after specified periods of time or upon the occurrence of events described in the 2004 Plan (“restricted stock awards”); and (iv) awards of shares of Common Stock (“stock bonuses”). Incentive options and non-qualified options are collectively referred to in this Proxy Statement as “options,” and options, restricted stock awards, and stock bonuses are collectively referred to in this document as “incentive awards.”

The 2004 Plan provides that it will be administered by the Board of Directors or by a committee of the Board of Directors. As used in this Proxy Statement, “committee” refers to the Board of Directors or to a committee of the Board of Directors, if established. In accordance with and subject to the provisions of the 2004 Plan, the committee has the authority to determine all provisions of incentive awards as the committee may deem necessary or desirable and as consistent with the terms of the 2004 Plan, including (i) the recipients to be granted incentive awards under the 2004 Plan; (ii) the nature and extent of the incentive awards to be made to each participant; (iii) the time or times when incentive awards will be granted; (iv) the duration of each incentive award; and (v) the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. In addition, the committee has the authority in its sole discretion to pay the economic value of any incentive award in the form of cash, Common Stock or any combination of both.

The committee has the authority under the 2004 Plan to amend or modify the terms of any outstanding incentive award in any manner, including the authority to modify the number of shares or other terms and conditions of an incentive award, extend the term of an incentive award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an incentive award, accept the surrender of any outstanding incentive award or, to the extent not previously exercised or vested, authorize the grant of new incentive awards in substitution for surrendered incentive awards; provided that the amended or modified terms are permitted by the 2004 Plan as then in effect and that any participant adversely affected by such amended or modified terms has consented to such amendment or modification. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments to the number and kind of securities or other property (including cash) available for issuance or payment under the 2004 Plan and, in order to prevent dilution or enlargement of the rights of participants, (i) the number and kind of securities or other property (including cash) subject to outstanding options, and (ii) the exercise price of outstanding options.

All employees (including officers and directors who are also employees), non-employee directors, consultants and independent contractors of the Company or any subsidiary of the Company who, in the judgment of the committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company and its subsidiaries will be eligible to participate in the 2004 Plan. As a holder of incentive awards (other than restricted stock awards and stock bonuses), a participant will have no rights as a shareholder with respect to the shares of Common Stock underlying such incentive awards unless and until such incentive awards are exercised for, or paid in the form of, shares of Common Stock and the participant becomes the holder of record of such shares. No right or interest of any participant in an incentive award may be assigned or transferred, except pursuant to a qualified domestic relations order (other than in the case of incentive stock options), testamentary will, the laws of descent and distribution, or as otherwise expressly permitted by the 2004 Plan, or subjected to any lien or otherwise encumbered during the lifetime of the participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, unless approved by the committee in its sole discretion. The maximum number of shares of Common Stock that will be available for issuance under the 2004 Plan will be 10,000,000.

The 2004 Plan will terminate at midnight no later than 10 years from the effective date, unless terminated earlier by action of Board of Directors. Board of Directors may suspend or terminate the 2004 Plan or any portion thereof at any time and may amend the 2004 Plan in any respect without shareholder approval, unless shareholder approval is then required by federal securities or tax laws or the rules of any stock exchange or quotation system, including the over-the-counter electronic bulletin board or the Nasdaq Stock Market, on which the Common Stock is then listed. No incentive award will be granted after termination of the 2004 Plan. Incentive awards outstanding upon termination of the 2004 Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

Options. The terms and conditions of any option granted under the 2004 Plan, including whether the option is to be considered an incentive stock option or a non-qualified option, will be determined by the committee, subject to the requirements set forth in the 2004 Plan. To the extent, however, that any incentive stock option granted under the 2004 Plan ceases for any reason to qualify as an incentive stock option under the Code, such incentive stock option will continue to be outstanding for purposes of the 2004 Plan but will thereafter be deemed to be a non-qualified option. The per share price to be paid by a participant upon exercise of an option will be determined by the committee in its discretion at the time of the option grant; provided that the exercise price for incentive stock options must be equal to the fair market value of one share of Common Stock on the date of grant, and 110% of the fair market value if, at the time the incentive stock option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company. For this purpose, the fair market value of the Common Stock shall be considered to be the closing bid price, as reported by the over-the-counter electronic bulletin board, as of the date of grant (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).

An option will become exercisable at such times and in such installments as may be determined by the committee in its sole discretion at the time of grant; provided that no option may be exercisable after 10 years from its date of grant. For incentive options, the aggregate fair market value (determined as of the time the incentive option is granted) of shares of Common Stock with respect to which incentive options become exercisable for the first time by the participant under the 2004 Plan during any calendar year may not exceed $100,000.

Payment of an option exercise price must be made entirely in cash unless the committee, in its sole discretion and upon terms and conditions established by the committee, allows such payments to be made, in whole or in part, (i) by tender of a written notice pursuant to which a participant irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; (ii) by tender of shares of Common Stock that are already owned by the participant or, with respect to any incentive award, that are to be issued upon the grant, exercise or vesting of such incentive award; (iii) by execution of a promissory note (on terms acceptable to the committee in its sole discretion); or (iv) by a combination of such methods.

Restricted Stock Awards. Restricted stock awards are awards of Common Stock granted to a recipient which are subject to restrictions on transferability and the risk of forfeiture. The committee may impose such restrictions or conditions, not inconsistent with the provisions of the 2004 Plan, to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service of the Company or any of its subsidiaries for a specified period of time or that the participant or the Company, or any subsidiary or division of the Company, satisfy specified performance goals or criteria. Except as otherwise provided under the 2004 Plan, a participant will have all voting, dividend, liquidation and other rights with respect to such shares of Common Stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if such participant were a holder of record of shares of unrestricted Common Stock.

Stock Bonuses. Stock bonuses are awards of Common Stock that are not subject to any restrictions other than, if imposed by the committee, restrictions on transferability. A participant may be granted one or more stock bonuses under the 2004 Plan, and such stock bonuses will be subject to such terns and conditions, consistent with other provisions of the 2004 Plan, as may be determined by the committee in its sole discretion. Other than transfer restrictions, if any, imposed by the committee, the participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock bonus under the 2004 Plan upon the participant becoming the holder of record of such shares.

Effect of Termination of Employment or Other Service. If a participant’s employment or other service with the Company and its subsidiaries is terminated by reason of death, disability or (except in the case of incentive stock options) retirement, (i) all outstanding options then held by the participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such option); (ii) all restricted stock awards then held by the participant will become fully vested; and (iii) all stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the committee and set forth in the agreement evidencing such stock bonuses. In the event a participant’s employment or other service is terminated with the Company and its subsidiaries for any reason other than death, disability or retirement (but including retirement in the case of incentive stock options), or a participant is in the employ or service of a subsidiary of the Company and such subsidiary ceases to be a subsidiary of the Company (unless the participant continues in the employ or service of the Company or another subsidiary), (i) all outstanding options then held by the participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such option, unless termination is for cause, in which case all options will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration of any such option); ( ii ) all restricted stock awards then held by the participant that have not vested will be terminated and forfeited; and ( iii) all stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the committee and set forth in the agreement evidencing such stock bonuses.

Change in Control of the Company. In the event a “change in control” of the Company occurs, then, unless otherwise provided by the committee in its sole discretion either in the agreement evidencing an incentive award at the time of grant or at any time after the grant of an incentive award, (i) all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of the Company or any of its subsidiaries; (ii) all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and (iii) all outstanding stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the committee and set forth in the agreement evidencing such stock bonuses. In addition, the committee, without the consent of any affected participant, may determine that some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such change in control, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of such options. To the extent that such acceleration of the vesting of incentive awards or the payment of cash in exchange for all; or part of an incentive award would be deemed a “payment” (as defined in the Code), together with any other “payments” which such participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in the Code), then the “payments” to such participant pursuant to the change in control provisions in the 2004 Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code. To the extent, however, that a participant has a separate agreement that specifically provides that such “payments” will not be reduced, then the foregoing limitations will not apply.

For purposes of the 2004 Plan, a “change in control” of the Company will be deemed to have occurred, among other things, upon (i) the sale, lease, exchange or other, transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person, or entity that is not controlled by the Company; (ii) the approval by the Company shareholders of a plan or proposal for the liquidation or dissolution of the Company; (iii) any person becoming, after the effective date of the 2004 Plan, the beneficial owner, directly or indirectly, of (A) 20% or more, but less than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by any individuals who are members of the board on the effective date of the 2004 Plan and any individual who subsequently becomes a member of the board whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the incumbent directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination) (the “incumbent directors”), or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right, to vote at elections of directors (regardless of any approval by the incumbent directors); (iv) a merger or consolidation to which the Company is a party if the Company shareholders immediately prior to the effective date of such merger or consolidation beneficially own, immediately following the effective date of such merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation was approved in advance by the incumbent directors, or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, (regardless of any approval by the incumbent directors); (v) the incumbent directors cease for any reason to constitute at least a majority of Board of Directors; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not the Company is then subject to such reporting requirements.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not address state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Options. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an incentive option under the 2004 Plan. The exercise by a participant of an incentive option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

If the participant disposes of the incentive option shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive option was granted, nor within one year after the participant exercised the incentive option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option (or, for directors, officers or greater than 10% shareholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83 (b) of the Code within 30 days of exercise) or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Qualified Options. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-qualified option. Upon exercise of a non-qualified option, a participant will recognize ordinary income, subject to withholding, on the “includability date” in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the includability date; and (ii) the consideration paid for the shares. The includability date generally will be the date of exercise of the non-qualified option. However, the includability date for participants who are officers, directors or greater than 10% shareholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the non-qualified option. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a non-qualified option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the includability date and short-term capital gain or loss if the sale or disposition occurs one year or less after the includability date.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a non-qualified option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with the applicable withholding and reporting requirements.

Restricted Stock Awards and Stock Bonuses. With respect to shares issued pursuant to a restricted stock award that is not subject to a substantial risk of forfeiture or with respect to stock bonuses, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the restricted stock award lapse. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83 (b) election within 30 days of the receipt of a restricted stock award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of a participant as ordinary income. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse. Any dividends received by a participant with respect to unvested shares will, unless such participant has made a valid Section 83(b) election, constitute compensation income (for which the Company will be entitled to a corresponding tax deduction) subject to the valid participant’s ordinary income tax rates and to payroll tax withholding and reporting by the Company.

Excise Tax on Parachute Payments. Section 4999 of the Code imposes an excise tax on “excess parachute payments,” as defined in Section 280G of the Code. Generally, parachute payments are payments in the nature of compensation to employees or independent contractors who are also officers, shareholders or highly-compensated individuals, where such payments are contingent on a change in ownership or control of the stock or assets of the paying corporation. In addition, the payments must be substantially greater in amount than the recipient’s regular compensation. Under Treasury Regulations recently finalized by the Internal Revenue Service, under certain circumstances the grant, vesting, acceleration or exercise of options pursuant to the 2004 Plan could be treated as contingent on a change in ownership or control for purposes of determining the amount of a participant’s parachute payments.

In general, the amount of a parachute payment (some portion of which may be deemed to be an “excess parachute payment”) would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. If a participant were found to have received an excess parachute payment, he or she would be subject to a special nondeductible 20% excise tax on the amount thereof, and the Company would not be allowed to claim any tax deduction with respect thereto.

Other Outstanding Options

On May 3, 2004, the Company had outstanding options to purchase 278,893 shares of Preferred Stock Series B. If Proposal 2 is approved by the shareholders and the Articles of Amendment are filed with the

Secretary of State of the State of Washington, then such options shall be adjusted so as to be ultimately exercisable into 17,489,569 shares of Common Stock. As of December 31, 2003, the Company did not have any options or warrants outstanding pursuant to any equity compensation plan. The closing price of the Common Stock on the over-the-counter electronic bulletin board on May 3, 2004 was $1.75.

Awards Under the Plan

Since the granting of options under the 2004 Plan will be determined by the Board of Directors, or a committee of the Board of Directors established for that purpose, the exact number or amounts of options to be granted under the 2004 Plan and the specific recipients thereof has not been determined at this time.

Reasons for Obtaining Stockholder Approval

Since directors and officers of the Company are eligible to receive options under the 2004 Plan, the Board of Directors acknowledges that current and future directors and officers may be deemed to have a material interest in the approval of the 2004 Plan. The Board of Directors believes the 2004 Plan is in the best interests of the Company and has approved and adopted the 2004 Plan subject to shareholder approval and adoption of the 2004 Plan at the Meeting. The Company is submitting the 2004 Plan for shareholder approval and adoption at the Meeting because such approval and adoption is required to qualify the 2004 Plan under Section 422 of the Code relating to the grant of qualified stock options and also to permit the Company to make stock option grants to eligible participants without the need for shareholder ratification or approval of each such grant pursuant to the rules and regulations of any exchange upon which shares of Common Stock may be listed.

Vote Required

Provided a quorum is present, the approval and adoption of the 2004 Plan will be approved if the votes cast by the holders of the Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, voting as a single voting group, favoring the approval and adoption of the 2004 Plan exceed the votes cast by such holders opposing the approval and adoption of the 2004 Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the proposal to approval and adopt the 2004 Plan. Proxies solicited by the Board of Directors will be voted “for” this proposal unless instructions to the contrary are given.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Overview

The Audit Committee has appointed Freedman & Goldberg Certified Public Accountants, P.C. to serve as the Company’s independent auditors and to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2004. The Company’s former independent auditors, Killman, Murrell & Company P.C., conducted the audit of the Company’s consolidated financial statements for the year ended December 31, 2003.

Appointment of the independent auditors of the Company is not required to be submitted to a vote of the shareholders of the Company for ratification under the laws of the State of Washington. However, the Audit Committee has recommended that the Board of Directors submit this matter to the shareholders of the Company as a matter of good corporate practice. If the shareholders fail to ratify the appointment, then the Board of Directors will appoint another firm to serve as the independent auditors of the Company for the year ending December 31, 2005.

Neither representatives of Killman, Murrell & Company P.C. nor representatives of Freedman & Goldberg Certified Public Accountants, P.C. are expected to be present at the Meeting.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

On April 22, 2003, the Company dismissed BDO Seidman, LLP as the Company’s independent certified public accountants. The Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

The reports of BDO Seidman, LLP on the consolidated financial statements for the years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that these reports contained an explanatory paragraph regarding uncertainty as to the Company’s ability to continue as a going concern.

In connection with its audits for the years ended December 31, 2002 and 2001 and through April 22, 2003, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference thereto in its report on the consolidated financial statements for such years.

During the years ended December 31, 2003 and 2002 and through April 22, 2003, there have been no reportable events (as defined in Item 304 (a) (1) (iv) of Regulation S-B).

On April 22, 2003, the Company engaged Killman, Murrell & Company P.C. as its new independent accountants. During the two most recent years and through April 22, 2003, the Company has not consulted with Killman, Murrell & Company P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed, that was an important factor considered in reaching a decision on an accounting, auditing or financial reporting issue, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of either a disagreement or a reportable event.

On April 23, 2004, the Company dismissed Killman, Murrell & Company P.C. as its independent certified public accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

The report of Killman, Murrell & Company P.C. on the consolidated financial statements for the year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle except that such report contained an explanatory paragraph regarding uncertainty as to the Company’s ability to continue as a going concern.

In connection with its audit for the year ended December 31, 2003 and through April 23, 2004, there have been no disagreements with Killman, Murrell & Company P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Killman, Murrell & Company P.C., would have caused it to make reference thereto in its report on the consolidated financial statements for such year.

During the year ended December 31, 2003 and through April 23, 2004, there have been no reportable events (as defined in Item 304 (a) (1) (iv) of Regulation S-B).

The Company engaged Freedman & Goldberg Certified Public Accountants, P.C. as its new independent auditors as of April 23, 2004. Freedman & Goldberg Certified Public Accountants, P.C. audited the consolidated financial statements of i2 Delaware as of and for the period ended December 31, 2003. Furthermore, Freedman & Goldberg Certified Public Accountants, P.C. assisted the Company with the preparation of its unaudited pro forma financial statements set forth in under Item 7 of that certain Current Report on Form 8-K/A filed by the

Company on April 7, 2004. Except as otherwise disclosed herein, during the two most recent years and through April 23, 2004, the Company has not consulted with Freedman & Goldberg regarding the application of accounting principles to a specified transaction, either completed or proposed, that was an important factor considered in reaching a decision on an accounting, auditing or financial reporting issue, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of either a disagreement or a reportable event.

Audit Fees

Killman, Murrell & Company P.C. billed $17,500 for fiscal year 2003 and BDO Seidman LLP billed $31,000 for fiscal year 2002 for professional services rendered by such firms for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by such firms in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Killman, Murrell & Company P.C. billed $1,000 for fiscal year 2003 and BDO Seidman LLP billed $1,500 for fiscal year 2002 for assurance and related services by such firms that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services provided by Killman, Murrell & Company P.C. and BDO Seidman LLP include services rendered to the Company in connection with the Company’s transition in April 2003 to Killman, Murrell & Company P.C. as the Company’s independent auditors.

Tax Fees

Killman, Murrell & Company P.C. billed $3,800 for fiscal year 2003 and BDO Seidman LLP billed $3,000 for fiscal year 2002 for professional services rendered by such firms for tax compliance, tax advice and tax planning. These services provided by Killman, Murrell & Company P.C. include the preparation of the Company’s federal and state tax returns. These services provided by BDO Seidman LLP include the preparation of the Company’s federal tax return.

All Other Fees

Neither Killman, Murrell & Company P.C. nor BDO Seidman LLP provided any services to the Company during 2002 or 2003 that are not included in the above classifications. Consequently, neither firm billed the Company for any such services during 2002 or 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Company’s Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors. The Company’s Audit Committee, however, has not adopted any general pre-approval policy with regard to specified audit or non-audit services which may be provided by the independent auditors, but requires that the Company’s Audit Committee grant specific pre-approval of each audit or non-audit service to be provided by the independent auditor before the independent auditor is engaged to render such service

Vote Required

Provided a quorum is present, the ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the Company’s independent auditors for the year ending December 31, 2004 will be approved if a majority of all votes entitled to be cast on such proposal by the holders of the Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C, voting as single voting group, approve such proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote FOR the ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as independent auditors of the Company for the year ending December 31, 2004. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless instructions to the contrary are given.

ADDITIONAL INFORMATION

Annual Report

A copy of the Annual Report, excluding exhibits, is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. Upon receipt of a written request, the Company will, without charge, furnish any owner of its Securities a copy of its Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Other Matters

Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting of Shareholders which accompanied this Proxy Statement. However, if any other matters do properly come before the Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters. Such person or persons will also vote the proxy in accordance with their best judgment on matters incident to the conduct of the Meeting, including any decisions to adjourn the Meeting.

Shareholder Proposals

Any and all shareholder proposals for inclusion in the proxy materials for the Company’s annual meeting of shareholders to be held in 2005 must comply with the rules and regulations promulgated under the Exchange Act and must be received by the Company, at its offices located at 301 Yamato Road, Suite 2112, Boca Raton, Florida 33431, not later than March 1, 2005. Proposals should be addressed to the Secretary of the Company.

Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Paul R. Arena
Paul R. Arena Chairman of the Board and Chief Executive Officer

Boca Raton, Florida

May 7, 2004

Appendix A

i2 TELECOM INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors of i2 Telecom International, Inc. (the “Company”) to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, the audit committee shall seek to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to better react to changing conditions and to better evaluate the corporate accounting and reporting practices of the Company.

In carrying out these responsibilities, the audit committee shall:

•	Be directly responsible for the selection, appointment, compensation, oversight and, where appropriate, authorization of the replacement of the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries.

•	Receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditors, and recommend to the board of directors, if necessary, that the full board of directors take appropriate action to oversee the independence of the independent auditors.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the Company’s policy statements to determine their adherence to the code of conduct.

•	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

A-1

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Notwithstanding the foregoing, it is not the responsibility of the audit committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This responsibility rests with management and the independent auditors. Furthermore, it is not the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

A-2

Appendix B

ARTICLES OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

i2 TELECOM INTERNATIONAL, INC.

1.	The name of the corporation is i2 Telecom International, Inc.

2.	Paragraph 1 of Article III of the Amended and Restated Articles of Incorporation of the corporation is amended in its entirety to read as follows:

“1. The total number of shares which this corporation is authorized to issue is ONE HUNDRED MILLION (100,000,000) shares of common stock having no par value and FIVE MILLION (5,000,000) shares of preferred stock having no par value.”

3.	The foregoing amendment was adopted on [ ], 2004.

4.	The foregoing amendment was duly adopted by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

These Articles of Amendment are executed on behalf of the corporation by its duly authorized officer as of [            ], 2004.

i2 TELECOM INTERNATIONAL, INC.

By: Paul R. Arena Its: Chief Executive Officer

B-1

Appendix C

i2 TELECOM INTERNATIONAL, INC.

2004 STOCK INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of the i2 Telecom International, Inc. 2004 Stock Incentive Plan (the “Plan”) is to advance the interests of i2 Telecom International, Inc. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.	DEFINITIONS

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1	“Board” means the Board of Directors of the Company.

2.2	“Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3	“Change in Control” means an event described in Section 11.1 of the Plan.

2.4	“Code” means the Internal Revenue Code of 1986, as amended.

2.5	“Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6	“Common Stock” means the common stock of the Company, no par value per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of the Plan.

2.7	“Company” means i2 Telecom International, Inc., a Washington corporation.

2.8	“Disability” means, except with respect to Incentive Stock Options, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code. In the context of the period of exercisability of an Incentive Stock Option after termination of employment as addressed in Section 9.1(a) of the Plan, “Disability” shall in all events mean the permanent and total disability of the Participant within the meaning of Section 22(e) of the Code.

2.9	“Eligible Recipients” means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary. An Incentive Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Incentive Award shall not become vested prior to the date the employee first performs such services.

2.10	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11

“Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.12	“Incentive Award” means an Option, Restricted Stock Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

2.13	“Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient (who must be an employee of the Company or any Subsidiary) pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14	“Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.15	“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.16	“Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.17	“Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.18	“Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.19	“Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.20	“Securities Act” means the Securities Act of 1933, as amended.

2.21	“Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

2.22	“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee; provided, however, that in the context of eligibility to receive Incentive Stock Options, as well as the effects of termination of employment with respect thereto as addressed in Section 9 hereof, “Subsidiary” shall have the meaning ascribed to “subsidiary corporation” by Section 424(f) of the Code.

3.	PLAN ADMINISTRATION

3.1

The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (including written consent of a majority of the members), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2	Authority of the Committee.

(a)	In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)	The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

(c)

In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, that the amended or modified terms are permitted by the Plan as then in effect.

4.	SHARES AVAILABLE FOR ISSUANCE

4.1	Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 10,000,000 shares of Common Stock.

4.2	Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock, or used to satisfy the applicable tax withholding obligation will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

4.3	General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be reflected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

4.4	Shares of Common Stock Issued Pursuant to Incentive Stock Options. Subject to Sections 4.1 and 4.5, the maximum number of shares of Common Stock that may be issued under Options intended to be Incentive Stock Options pursuant to the Plan shall be 10,000,000.

4.5	Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) to outstanding Options, and (b) the exercise price of outstanding Options.

5.	PARTICIPATION

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	OPTIONS

6.1	Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option (if the Option so qualifies) or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2	Exercise Price. The per-share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option; provided, however, that such price will not be less than 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

6.3	Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant or, in the case of an Eligible Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five years from its date of grant. Notwithstanding the foregoing, each Option granted to a participant shall vest at a rate of at least 20% per year over 5 years from the date the Option is granted.

6.4	Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or a combination of such items with or without some cash.

6.5	Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its office at 301 Yamato Road, Suite 2112, Boca Raton, Florida 33431 (or such other office as the Company may designate), and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6

Aggregate Limitation of Common Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall constitute Non-Statutory Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, may designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.

6.7	Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation involving the Company or a subsidiary of the Company, the Committee may grant Options in substitution of options issued under a plan of another party to the reorganization, merger or consolidation, where such party’s stock may no longer be outstanding following such transaction pursuant to Section 424(a) of the Code, the Committee shall have sole discretion to determine all terms and conditions of Options issued under this Section 6.7, including, but not limited to, exercise price and expiration date.

7.	RESTRICTED STOCK AWARDS

7.1	Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

7.2	Rights as a Shareholder; Transferability. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3	Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

7.4	Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8.	STOCK BONUSES

An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

9.	EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE

9.1	Termination Due to Death, Disability or Retirement. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or (except in the case of Incentive Stock Options) Retirement:

(a)	all outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option);

(b)	all Restricted Stock Awards then held by the Participant will become fully vested; and

(c)	all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

9.2	Termination for Reasons Other Than Death, Disability or Retirement.

(a)	Subject to the second sentence of this Section 9.2(a), in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement (but including Retirement in the case of Incentive Stock Options), or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), (i) all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such Option, unless termination is for cause, in which case all Options will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration of any such Option); ( ii ) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and ( iii) all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the committee and set forth in the agreement evidencing such Stock Bonuses.

(b)	For purposes of this Section 9.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, or noncompete agreement entered into with the Company or any Subsidiary.

9.3	Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, such termination of employment or service, in each case in the manner determined by the Committee; provided, however, no Option may remain exercisable beyond its expiration date.

9.4	Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

9.5	Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, determined by the Committee in its sole discretion based upon such records.

10.	PAYMENT OF WITHHOLDING TAXES

10.1	General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2	Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

11.	CHANGE IN CONTROL

11.1	Change in Control. For purposes of this Section 11, a “Change in Control” of the Company will mean the following:

(a)	the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)	the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)	any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors (as defined in Section 11.23 below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(d)

a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors, or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(e)	the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(f)	any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

11.2	Incumbent Directors. For purposes of this Section 11, “Incumbent Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

11.3	Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

11.4	Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

11.5

Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 11.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with one another and any other “payments” which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that such “payments” not be reduced or that the Participant will have the discretion to determine which “payments” will be reduced), then this Section 11.5 will not apply, and any “payments” to a Participant pursuant to Section 11.3 or 11.4 of the Plan will be treated as “payments” arising under such separate agreement.

12.	RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

12.1	Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2	Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3	Restrictions on Transfer. Except as otherwise provided in this Section 12.3, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or (except with respect to Incentive Stock Options) pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a “Qualified Domestic Relations Order”). During the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Participant’s rights under the Plan. The Participant’s beneficiary may exercise a Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only back to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 12.3. Options which are transferred pursuant to this Section 12.3 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

12.4	Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.	SECURITIES LAW AND OTHER RESTRICTIONS

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.	PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or quotation system on which the Common Stock is listed, including, but not limited to the over-the-counter electronic bulletin board and the Nasdaq Stock Market. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.5 and 13 of the Plan.

15.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan is effective as of June 3, 2004, the date it was adopted by the Board and the shareholders. The Plan will terminate at midnight no later than 10 years from the effective date, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16.	MISCELLANEOUS

16.1	Governing Law. The validity, construction, interpretation, and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Florida, notwithstanding the conflicts of laws principles of any jurisdictions.

16.2	Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

16.3	Annual Report. Each year the Company will provide a copy of its Annual Report to Shareholders on Form 10-K or Form 10-KSB, as applicable, to all Participants.

i2 TELECOM INTERNATIONAL, INC.

301 Yamato Road, Suite 2112

Boca Raton, Florida 33431

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 3, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF i2 TELECOM INTERNATIONAL, INC.

The undersigned holder of shares of common stock, no par value per share (the “Common Stock”), preferred stock series A-1, no par value per share (the “Preferred Stock Series A-1”), preferred stock series A-2, no par value per share (the “Preferred Stock Series A-2”), preferred stock series B, no par value per share (the “Preferred Stock Series B”), and/or preferred stock series C, no par value per share (the “Preferred Stock Series C”), of i2 TELECOM INTERNATIONAL, INC., a Washington corporation (the “Company”), hereby appoints Paul R. Arena and Anthony F. Zalenski, and each of them, with full power of substitution, proxies to vote all the shares of Common Stock, Preferred Stock Series A-1, Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m., local time, on Thursday, June 3, 2004, at the Embassy Suites Hotel, located at 661 N.W. 53rd Street, Boca Raton, Florida 33487, and any adjournment or postponement thereof (the “Meeting”).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) ITEMS 1, 2, 3, 4 AND 5.

1.	To elect a board of six directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified.

☐ FOR all nominees (except as marked below)	☐ WITHHOLD authority to vote for all nominees

Paul R. Arena Audrey L. Braswell Robert F. Hussey	Bernard R. Kossar Hubert Phipps Anthony F. Zalenski

INSTRUCTIONS: To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

2.	To approve an amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of the Company’s common stock, no par value per share, from 10,000,000 to 100,000,000 and to increase the number of authorized shares of the Company’s preferred stock, no par value per share, from 1,000,000 to 5,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve and adopt the Company’s 2004 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To ratify the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the independent auditors of the Company for the year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To transact such other business as may properly come before the Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

Receipt of the Company’s Proxy Statement dated May [    ], 2004, is hereby acknowledged.

Signature

Signature if jointly held

Dated:	, 2004

Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.